Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer of Home Federal Bancorp, Inc. Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify, in the capacity indicated below, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

(1)	the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations as of the dates and for the periods presented in the financial statements included in the report.

/s/ Len E. Williams	/s/ Eric S. Nadeau
Len E. Williams President and Chief Executive Officer	Eric S. Nadeau Executive Vice President and Chief Financial Officer

Date: November 8, 2013